                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                         CONTACT:  MICHAEL T. MINO
                                                        CHIEF FINANCIAL OFFICER
                                                        713 996 4110

Date:  June 28, 2002

                       T-3 ENERGY SERVICES, INC. APPOINTS
                      ERNST & YOUNG AS INDEPENDENT AUDITORS


         HOUSTON, TX - T-3 Energy Services, Inc. (Nasdaq: TTES) today announced that its Board of Directors has appointed Ernst & Young LLP as its independent auditors for the 2002 fiscal year. The firm will replace Arthur Andersen LLP effective immediately and will review the Company's consolidated financial statements for the quarter ended June 30, 2002.

         The appointment of Ernst & Young was made after careful consideration by the Board of Directors, its Audit Committee and management of the Company, and concludes an extensive evaluation process. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter, including accounting principles or practices, financial disclosures, or auditing scopes or procedures.

         T-3 ENERGY SERVICES, INC.

         T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and gas properties offshore in the Gulf of Mexico, offshore and onshore drilling and well servicing contractors, and major operators of petrochemical and refinery plants, shipyards and offshore fabrication companies located throughout the Gulf Coast region.